UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Disposition of Braden U.S., Braden Europe and Consolidated Fabricators Business

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Amendment to Senior Secured Credit Agreement

Global Power Equipment Group Inc. (the “Company”) previously disclosed that it entered into an amendment to its $45 million senior secured credit agreement, dated June 16, 2017, with an affiliate of Centre Lane Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders (collectively, the “Lenders”) from time to time party thereto (as amended or supplemented from time to time, the “Senior Secured Credit Agreement”).

On October 11, 2017, the Company entered into a Limited Waiver and Second Amendment to Senior Secured Credit Agreement (the “Second Amendment”) to permit the Company’s sale of all of the issued and outstanding equity interests of certain subsidiaries (the “Subsidiaries”) that represent the Company’s Braden U.S., Braden Europe and Consolidated Fabricators business (the “Braden and CFI Sale”). Under the Second Amendment, the Lenders agreed to, among other things: (i) consent to certain “Investments in Affiliates” (as defined in the Senior Secured Credit Agreement) made by certain of the Company’s subsidiaries in connection with the Braden and CFI Sale that are otherwise prohibited by the Senior Secured Credit Agreement, (ii) partially waive the mandatory prepayment of certain obligations due under the Senior Secured Credit Agreement as a result of the consummation of the Braden and CFI Sale and accept a prepayment equal to $34,000,000 in satisfaction thereof, and (iii) waive any defaults and/or events of defaults that may arise as a result of each of the foregoing. The Lenders and the Collateral Agent also terminated and released all liens and security interests securing the obligations of the Subsidiaries under the Senior Secured Credit Agreement.

The Second Amendment also provides for certain modifications to the Senior Secured Credit Agreement to update the agreement to account for the Braden and CFI Sale.

Except as set forth above, the Second Amendment does not materially alter the other terms of the Senior Secured Credit Agreement, including the interest rate, covenants, and conditions set forth therein.

The Company expects to include the Second Amendment as an exhibit to a future periodic report, to be filed with the Securities and Exchange Commission (the “Commission”).  The foregoing description does not constitute a complete summary of the terms of the Second Amendment and is qualified in its entirety by reference to the full text of the Second Amendment.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On October 11, 2017, the Company, through itself and its subsidiaries Braden Holdings, LLC and GPEG CV (collectively, the “Sellers”), completed the sale of the Company’s Braden U.S., Braden Europe and Consolidated Fabricators business to affiliates of Innova Global Limited Partnership, a portfolio company of TriWest Capital Partners V (2015) Inc. (collectively, the “Buyers”), pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”) entered into on October 11, 2017, by and between the Sellers and the Buyers.

Subject to the terms and conditions of the Purchase Agreement, the Sellers agreed to sell all of the issued and outstanding equity interests of the subsidiaries of the Company that represent the Braden U.S., Braden Europe and Consolidated Fabricators business for approximately $43.25 million in cash (the “Purchase Price”), subject to certain adjustments as provided for in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, $216,250 of the Purchase Price was placed in escrow in order to satisfy certain indemnification obligations of the Sellers, with the full amount eligible for release after one year (less any pending indemnification claims or amounts previously paid).

The Purchase Agreement also contains customary representations, warranties and covenants, including non-competition and non-solicitation provisions and indemnification provisions.

On October 12, 2017, the Company issued a press release announcing the matters set forth above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company expects to include the Purchase Agreement as an exhibit to a future periodic report, to be filed with the Commission.  The foregoing description does not constitute a complete summary of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 9.01              Financial Statements and Exhibits.

(b)  Pro Forma financial information.

As previously disclosed, the Company has been engaged in an internal review of its historical financial statements, which resulted in a delay in the filing of the Company’s 2015 and 2016 financial results. On March 15, 2017, the Company filed with the Commission an Annual Report on Form 10-K that included restated historical financial information and the Company’s 2015 annual and quarterly financial information (the “2015 10-K”) and, on September 12, 2017, the Company filed with the Commission an Annual Report on Form 10-K that included the Company’s 2016 annual and quarterly financial information (the “2016 10-K”). Because of the delay in filing the Company’s 2015 10-K and 2016 10-K, the Company did not timely file its Quarterly Reports on Form 10-Q for the first two quarters of its 2017 fiscal year (the “2017 Reports”).  The Company is working to complete its 2017 Reports and will file each of them as soon as practicable.

As a result of the delay in the filing of the Company’s 2017 Reports, the Company is unable to provide the required pro forma financial information regarding the disposition of the Braden U.S., Braden Europe and Consolidated Fabricators business reported under Item 2.01 of this Current Report on Form 8-K.  The Company expects to file such pro forma information in an amendment to this Current Report on Form 8-K promptly following the filing of the 2017 Reports.

(d)  Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press release, dated October 12, 2017.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2017

Global Power Equipment Group Inc.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Vice President, Administration, General Counsel, & Secretary